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Exhibit 10.25

MENDMENT NO. 15 dated as of March 2, 2009 (this "Amendment") to the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 as amended by Amendments 1 through 14 thereto, dated as of December 14, 2001, December 31, 2001, March 29, 2002, May 14, 2002, February 5, 2003, August 4, 2003, October 28, 2004, March 1, 2005, March 21, 2006, April 28, 2006, December 8, 2006, March 2, 2007, July 27, 2007 and March 10, 2008, among Crown Media Holdings, Inc. (the "Borrower"), the Guarantors named therein, the Lenders referred to therein and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and as Issuing Bank for the Lenders (the "Agent") (as the same may be further amended, supplemented or otherwise modified, the "Credit Agreement").

INTRODUCTORY STATEMENT

        WHEREAS, the Lenders have made available to the Borrower a credit facility pursuant to the terms of the Credit Agreement;

        WHEREAS, the Borrower has requested that the Maturity Date of the Credit Agreement be extended from May 31, 2009 to March 31, 2010;

        WHEREAS, the Borrower and each of the Lenders have agreed that the interest rate margins and unused commitment fees under the Credit Agreement be increased, and that certain other modifications be made to the Credit Agreement as more fully set forth in this Amendment;

        WHEREAS, the Administrative Agent and each of the Lenders have agreed that the Hallmark L/C shall be replaced with the Hallmark Cards Facility Guarantee; and

        WHEREAS, the Administrative Agent and each of the Lenders have agreed to make certain modifications to the Credit Agreement in order to accommodate the items described in the preceding recitals.

        NOW THEREFORE, the parties hereto hereby agree as follows:

        Section 1.    Defined Terms.    Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement.

        Section 2.    Amendments to Credit Agreement    Upon the Amendment Effective Date (as defined below):

          (A)  Article 1 of the Credit Agreement is hereby amended by:

            (1)   deleting the definitions of "Alternate Base Rate", "Applicable Margin", "Commitment Termination Date", "LIBO Rate" and "Maturity Date" appearing therein and inserting in lieu thereof the following replacement definitions:

      "Alternate Base Rate" shall mean for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the one-month LIBO Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the one-month LIBO Rate or the Federal Funds Effective Rate, respectively.

      "Applicable Margin" shall mean (i) in the case of Alternative Base Rate Loans, 1.25% per annum and (ii) in the case of Eurodollar Loans, 2.25% per annum.

      "Commitment Termination Date" shall mean the earlier to occur of (i) March 30, 2010 and (ii) such earlier date on which the Total Commitment shall terminate in accordance with Section 2.8(a) or Article 7 hereof.

      "LIBO Rate" shall mean, with respect to the Interest Period for a Eurodollar Loan (or, as applicable, for purposes of determining the Alternate Base Rate with respect to any Alternate Base Rate Loan), an interest rate per annum equal to the quotient (rounded upwards, if necessary to the next 1/100 of 1%) of (A) (i) the rate appearing on the Reuters BBA LIBOR Rates Page 3750 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period or (ii) if the rate described in clause (A)(i) is not available on any relevant date of determination, the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, divided by (B) one minus the applicable statutory reserve requirements of the Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board of Governors of the Federal Reserve System. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

      "Maturity Date" shall mean March 31, 2010.

          (B)  Article 1 of the Credit Agreement is hereby further amended by inserting the following definitions in appropriate alphabetical order:

      "Amendment No. 15" shall mean that certain Amendment No. 15 dated as of March 2, 2009 to this Credit Agreement.

      "Hallmark Cards Facility Guarantee" shall mean a guarantee agreement substantially in the form of Exhibit S hereto, as the same may be amended, supplemented, extended or replaced from time to time, which shall provide for a guarantee by Hallmark Cards in favor of the Agent (on behalf of itself, the Issuing Bank and the Lenders) of any and all Obligations from time to time outstanding hereunder.

          (C)  Section 2.7 of the Credit Agreement is hereby amended by deleting the words "(the "Commitment Fees") of 0.15% per annum," appearing therein and inserting in lieu thereof the words "(the "Commitment Fees") of 0.375% per annum,".

          (D)  Section 3.17 of the Credit Agreement is hereby amended by deleting the words "Schedule 3.17 is a true and complete listing as of the Amendment No. 12 Effective Date" appearing therein and inserting in lieu thereof the words "Schedule 3.17 is a true and complete listing as of the effectiveness of Amendment No. 15".

          (E)  Section 5.1(c) of the Credit Agreement is hereby amended by deleting the words "Sections 6.10, 6.15, 6.23 and 6.24 hereof" appearing in clause (ii) thereof and inserting in lieu thereof the words "Sections 6.5(iv)(a) and 6.15 hereof".

          (F)  Section 6.5 of the Credit Agreement is hereby amended by deleting clause (iv) appearing therein and inserting in lieu thereof the following replacement clause (iv):

      "(iv) payments to Hallmark, Hallmark Cards or an Affiliate (a) in payment with respect to a valid outstanding obligation (but not any principal payment with respect to any Indebtedness, including any Indebtedness which is subject to the terms of the Hallmark Cards Subordination and Support Agreement as in effect as of the date of Amendment No. 15, other than payments of principal of such Indebtedness in an aggregate amount not to exceed $10,000,000) or (b) commercially reasonable fees to Hallmark Cards in consideration for Hallmark Cards having extended the Hallmark Cards Facility Guarantee; provided that, in the case of both clauses (a) and (b), (1) no Default or Event of Default has occurred and is continuing after giving effect on a pro forma basis to such payments, and (2) the Borrower is a public company;"

          (G)  Article 7 of the Credit Agreement is hereby amended by deleting clause (t) appearing therein and inserting in lieu thereof the following replacement clause (t):

      "(t) the Hallmark Cards Facility Guarantee shall have expired or otherwise terminated or Hallmark Cards shall have disavowed its obligations thereunder or a default shall otherwise have occurred in accordance with the terms thereof."

          (H)  Section 12.1(b) of the Credit Agreement is hereby amended by (i) deleting the "and" appearing at the end of clause (xiv) appearing therein, replacing the period appearing at the end of clause (xv) appearing therein and inserting the following new clause (xvi) after subsection (xv) therein:

      "(xvi) to, in connection with the effectiveness of Amendment No. 15, (A) accept the cancellation of the Hallmark L/C and (B) and accept the Hallmark Cards Facility Guarantee and enforce its rights under the Hallmark Cards Facility Guarantee; and".

          (I)   Section 13.3(l) of the Credit Agreement is hereby amended by: (i) deleting the phrase "Provided the Hallmark L/C has not expired" appearing therein and inserting in lieu thereof the phrase "Provided the Hallmark Guarantee remains in full force and effect and has not been disavowed by Hallmark Cards" and (ii) deleting the final sentence appearing therein and inserting in lieu thereof the following replacement sentence:

      "(i) Notwithstanding any of the preceding provisions of this Section 13.3(l), at any time prior to the payment of the Purchase Price, the Agent may make a claim under, or otherwise seek to enforce any remedies available to it under the Hallmark Cards Facility Guarantee in accordance with the terms thereof."

          (J)   Article 14 of the Credit Agreement is hereby amended by deleting Section 14.1 appearing therein in its entirety and replaced with the following new Section 14.1:

            "SECTION 14.1.    Sale and General Terms of Participation Upon A Payment Under the Hallmark Cards Facility Guarantee.    (a)    The net proceeds received by the Agent from any payment made by Hallmark Cards under the Hallmark Cards Facility Guarantee shall not be applied to repay Obligations but shall instead be treated as the purchase price for the sale of a subordinated participation in the Obligations from the Agent and the Lenders to Hallmark Cards. Such subordinated participation in the Obligations shall be purchased at the face amount and shall be hereinafter referred to as the "Hallmark Subordinated Participation". If the amount of the drawing is less than the amount of the outstanding Obligations, the purchase shall be deemed to be made in the following order: (i) claims other than principal and interest, (ii) interest, and (iii) principal.

            (b)   The purchase and sale of the Hallmark Subordinated Participation shall be automatic and shall not require any action on behalf of Hallmark Cards or on behalf of the Lenders. Such purchase and sale shall be pro rata among all of the Lenders. To the extent that such purchase and sale is of the outstanding principal amount of the Loans, the Agent shall give notice to each of the Lenders and each Lender shall annex to its Note the notice from the Agent which memorializes the amount of the subordinated participation being purchased in that Note.

            (c)   Such purchase and sale shall be without any representation, warranty or recourse to the Agent or the Lenders; provided, however, that each Lender makes a representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claims. The assigning Lender makes no representation or warranty and assumes no responsibility with regard to any of the statements, warranties or representations made in or in connection with any Fundamental Document or as to the execution, legality, validity, enforceability, genuineness or sufficiency or value thereof or of any instrument or documentation furnished pursuant thereto.

            (d)   Once all of the Senior Obligations have been paid in full, each of the Lenders shall, if requested by Hallmark Cards and at the expense of Hallmark Cards, endorse its Note without representation, warranty or recourse to Hallmark Cards and deliver such Note to the Agent for delivery to Hallmark Cards. At that point in time, the Credit Parties and Hallmark Cards agree that the Agent may immediately resign notwithstanding any provisions to the contrary contained in the Credit Agreement and that the Agent and the Issuing Bank shall continue to be entitled to all of the indemnities provided in the Credit Agreement as secured Lenders with regard to all matters relating to periods or actions taken prior to their resignation. To the extent that there are any Letters of Credit outstanding at the time of a payment by Hallmark Cards under the Hallmark Cards Facility Guarantee, cash received by the Agent subsequent to such payment shall be used first to provide cash collateral for such Letters of Credit.

            (e)   Notwithstanding any provisions to the contrary in the Credit Agreement, the Junior Creditor shall not be entitled to any right of consent or to vote under the Credit Agreement or to receive any payments with regard to accrued interest and fees or other amounts applicable to the Hallmark Subordinated Participation until all of the Senior Obligations shall have been paid in full.

            (f)    The Borrower acknowledges that the Total Commitment shall terminate upon any assertion by the Agent of any claim under the Hallmark Cards Facility Guarantee and that subsequent thereto neither the Agent, the Issuing Bank nor the Lenders shall be obligated to provide any additional credit whatsoever to the Credit Parties."

          (K)  The Table of Contents of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order under "Exhibits" a reference to:

      "S Form of Hallmark Cards Facility Guarantee"

          (L)  The Credit Agreement is hereby amended by inserting Exhibit S thereto in substantially the form of Exhibit S to this Amendment.

          (M) The Credit Agreement is hereby amended by replacing Schedule 3.17 thereto in its entirety with Schedule 3.17 to this Amendment.

        Section 3.    Conditions to Effectiveness.    This Amendment will become effective no earlier than April 1, 2009, and the effectiveness of this Amendment is further subject to the satisfaction in full of each of the conditions precedent set forth below on or prior to April 1, 2009 (the date on which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

          (A)  the Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, each Guarantor and each of the Lenders;

          (B)  the Agent shall have received for the account of the Lenders a fee of $37,500.00 in consideration for the extensions of the Maturity Date to be implemented hereunder;

          (C)  the representations and warranties in Section 4 hereof shall be true on the Amendment Effective Date as if made on such date;

          (D)  all legal matters incident to this Amendment shall be satisfactory to Morgan, Lewis & Bockius, LLP, counsel for the Agent;

          (E)  the Agent shall have received an executed Hallmark Cards Facility Guarantee in form and substance satisfactory to the Agent, the form of which shall upon the Amendment Effective Date be attached as Exhibit S hereto; and

          (F)  the Agent shall have received evidence satisfactory to it that Hallmark Cards shall have provided its written consent (on behalf of itself and each other Subordinated Creditor (as defined in the Hallmark Cards Subordination and Support Agreement as in effect as of the date hereof)) to the extension of the Maturity Date and the limitations on the ability of the Borrower to make Restricted Payments being implemented hereunder, and that Hallmark Cards shall have acknowledged in writing (on behalf of itself and each other Subordinated Creditor) that the provisions of the Hallmark Cards Subordination and Support Agreement shall be in full force and effect both prior and subsequent to the Amendment Effective Date with respect to Hallmark Cards and each other Subordinated Creditor.

        Section 4.    Representations and Warranties of the Credit Parties.    Each Credit Party represents and warrants that:

          (A)  after giving effect to this Amendment, the representations and warranties contained in Section 3 of the Credit Agreement and in the other Fundamental Documents are true and correct in all material respects (except to the extent that any such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date, or changed circumstances specifically contemplated by, and allowed pursuant to, this the Credit Agreement) with the same effect as if made on and as of the date hereof; and

          (B)  after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

        Section 5.    Further Assurances.    At any time and from time to time, upon the Agent's request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent shall reasonably request.

        Section 6.    Fundamental Documents.    This Amendment is designated a Fundamental Document by the Agent.

        Section 7.    Full Force and Effect.    Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms "Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

        Section 8.    APPLICABLE LAW.    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Section 9.    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

        Section 10.    Expenses.    The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Agent.

        Section 11.    Headings.    The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

        IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above.

BORROWER:
CROWN MEDIA HOLDINGS, INC.
By:	/s/ Charles Stanford
Name:	Charles Stanford
Title:	Executive Vice President, General Counsel

GUARANTORS: CM INTERMEDIARY, LLC CROWN MEDIA UNITED STATES, LLC CITI TEEVEE, LLC DOONE CITY PICTURES, LLC
By:	/s/ Charles Stanford
Name:	Charles Stanford
Title:	Vice President

LENDER:
JPMORGAN CHASE BANK, N.A., individually and as Agent and Issuing Bank
By	/s/ GREGORY T. MARTIN
Name: Gregory T. Martin
Title: Vice President

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  Exhibit 10.25
INTRODUCTORY STATEMENT